SUPPLEMENTAL RETIREMENT INCOME PLAN
                     FOR SALARIED EMPLOYEES OF PORTEC, INC.
                As Amended and Restated Effective January 1, 1994


          The Supplemental Retirement Income Plan for Salaried Employees of Portec, Inc., as amended and restated effective as of January 1, 1994 (the "Plan"), is hereby adopted. The Plan has been established and maintained by Portec, Inc. solely for the purpose of providing benefits for certain of its salaried employees who participate in the Portec, Inc. Employees' Retirement Program (or any predecessor, successor or replacement employees' retirement plan) in excess of any limitations on benefits imposed by the Internal Revenue Code of 1986 on qualified retirement plans.

          Accordingly, Portec, Inc. hereby adopts the Plan as amended and restated, effective January 1, 1994, pursuant to the terms and provisions set forth below:

                                    ARTICLE I

                                   Definitions

     Wherever used herein the following terms shall have the meanings hereinafter set forth:

          1.1  "Board" means the Board of Directors of the Company.

          1.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

          1.3 "Company" means Portec, Inc., a Delaware corporation, or, to the extent provided in Section 7.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

          1.4  "Earnings" means the amount taken into account pursuant to
Section 2.1(n) of the Qualified Plan (or any successor section), without regard to any dollar limitations imposed by the Code. Notwithstanding the foregoing, however, a Participant's Earnings taken into account under the Plan for any Plan Year shall be limited to $350,000.

          1.5 "Normal Retirement Date" means the first day of the calendar month coinciding with or next following a Participant's 65th birthday.

          1.6 "Participant" means a salaried employee of the Company who is a participant under the Qualified Plan and to whom or with respect to whom a benefit is payable under the Plan.

          1.7 "Plan" means this Supplemental Retirement Income Plan for Salaried Employees of Portec, Inc.

          1.8 "Plan Year" means the year ending December 31, or any other twelve-consecutive-month period that may hereafter be designated by the Company as the fiscal year of the Plan

          1.9 "Qualified Plan" means the Portec, Inc. Employees' Retirement Program, as amended and restated effective January 1, 1992, and each predecessor, successor or replacement employees' retirement plan.

          1.10 "Qualified Plan Retirement Benefit" means the aggregate benefit payable to a Participant pursuant to all Qualified Plans and all annuities purchased for the Participant under all Qualified Plans (whether or not terminated) by reason of his termination of employment with the Company and all affiliates for any reason other than death.

          1.11 "Qualified Plan Surviving Spouse Benefit" means the aggregate benefit payable to the Surviving Spouse of a Participant pursuant to all Qualified Plans and all annuities purchased for the Participant under all Qualified Plans (whether or not terminated) in the event of the death of the Participant at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

          1.12 "Supplemental Retirement Benefit" means the benefit payable to a Participant pursuant to the Plan by reason of his termination of employment with the Company and all affiliates for any reason other than death.

          1.13 "Surviving Spouse" means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

          1.14 "Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to the Plan.

          1.15 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II

                                   Eligibility

          A participant who is eligible to receive a Qualified Plan Retirement Benefit, the amount of which is reduced by reason of the application of any limitations on benefits imposed by any provision of the Code, as in effect on the date for commencement of the Qualified Plan Retirement Benefit, or as in effect at any time thereafter, to the Qualified Plan shall be eligible to receive a Supplement Retirement Benefit.

          The Surviving Spouse of a Participant described in the preceding sentence who dies prior to commencement of payment of his Qualified Plan Retirement Benefit shall be eligible to receive a Supplemental Surviving Spouse Benefit.

                                   ARTICLE III

                         Supplemental Retirement Benefit

          3.1 Amount. The Supplemental Retirement Benefit payable to an eligible Participant, in the form of a straight life annuity over the lifetime of the Participant only, commencing on his Normal Retirement Date, shall be a monthly amount equal to the difference between (a) and (b) below:

          (a) the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled under the Qualified Plan if such Benefit were computed (i) without giving effect to any limitations on benefits imposed by any provisions of the Code, and (ii) by using the definition of Earning set forth in Section 1.4 of this Plan in lieu of the definition set forth in Section 1.10 of the Qualified Plan;

                                      LESS

          (b) the monthly amount of the Qualified Plan Retirement Benefit actually payable to the Participant under the Qualified Plan.

          The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with the Company and all affiliates, in the form of a straight life annuity payable over the lifetime of the Participant only, commencing on his Normal Retirement Date.

          3.2 Form of Benefit. Except as otherwise provided herein, the Supplemental Retirement Benefit payable to a Participant shall be paid in the same form under which the Qualified Plan Retirement Benefit is payable to the Participant. Except as otherwise provided herein, the Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit.

          3.3 Commencement of Benefit. Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences. Any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

          3.4  Approval of Company.  Notwithstanding the provisions of sections
3.2 and 3.3 above, an election made by the Participant under the Qualified Plan with respect to the form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his surviving Spouse where required under the Qualified Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved in writing by the Company with respect to his Supplemental Retirement Benefit. If the Company shall not approve such election in writing, then the form of payment or date for commencement of payment of the Participant's Supplemental Retirement Benefit shall be selected by the Company in its sole discretion. Notwithstanding the foregoing, however, if the Company in its sole discretion deems it in the best interests of the Participant, the Company shall pay the actuarial equivalent of the value of the Participant's Supplemental Retirement Benefit to him in a single lump sum in lieu of any other form under which the Qualified Plan Retirement Benefit is payable.

          3.5 Actuarial Equivalent. A Supplemental Retirement Benefit that is payable in any form other than a straight life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's Normal Retirement Date, or a Supplemental Surviving Spouse Benefit that is payable in a lump sum, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Section 3.1 above, or the Supplemental Surviving Spouse Benefit set forth in Section 4.1 below, as determined by the same actuarial adjustments as those specified in the Qualified Plan, at the time for commencement of payment, with respect to the determination of the amount of the Qualified Plan Retirement Benefit or the Qualified Plan Surviving Spouse Benefit.

                                   ARTICLE IV

                      Supplemental Surviving Spouse Benefit

          4.1 Amount. If a Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit under circumstances in which a Qualified Plan Surviving Spouse Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit is payable to his Surviving Spouse as hereinafter provided. The monthly amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to the difference between
(a) and (b) below:

          (a) the monthly amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Qualified Plan if such Benefit were computed (i) without giving effect to any limitations on benefits imposed by any provision of the Code, and (ii) by using the definition of Earnings set forth in Section 1.4 of this Plan in lieu of the definition set forth in Section 1.10 of the Qualified Plan;

                                      LESS

          (b) the monthly amount of the Qualified Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Qualified Plan.

          4.2 Form and Commencement of Benefit. A Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse, only in monthly installments, commencing on the date for commencement of payment of the Qualified Plan Surviving Spouse Benefit to the Surviving Spouse and terminating on the date of the last payment of the Qualified Plan Surviving Spouse Benefit made before the Surviving Spouse's death; provided, however, that if the Company in its sole discretion deems it in the best interests of the Surviving Spouse, the Company shall pay the actuarial equivalent of the value of the Supplemental Surviving Spouse Benefit to the Surviving Spouse in a single lump sum in lieu of a monthly installment form of benefit.

                                    ARTICLE V

                           Administration of the Plan

          5.1 Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

          5.2 General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

                                   ARTICLE VI

                            Amendment or Termination

          6.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

          6.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit, payment of which has commenced prior to the effective date of such amendment or termination. If a Participant is fully vested under the Qualified Plan upon termination of his employment with the Company and all affiliates thereof, no amendment or termination of the Plan, whether made prior to or contemporaneously with such termination of employment, shall reduce the Supplemental Retirement Benefit payable to the Participant, or the Supplemental Surviving Spouse Benefit payable to his Surviving Spouse, as the case may be, to a monthly amount, payable in the form of a straight life annuity over the lifetime of the Participant or the Surviving Spouse, that shall be less than a monthly amount equal to the difference between (a) and (b) below:

          (a) The monthly amount of the Qualified Plan Retirement Benefit or Qualified Plan Surviving Spouse Benefit to which the Participant or Surviving Spouse would have been entitled under the Qualified Plan, as of the effective date of such amendment or termination, if such Benefit were (i) computed without giving effect to any limitations on benefits imposed by any provisions of the Code, and (ii) by using the definition of Earnings set forth in Section 1.4 of this Plan in lieu of the definition set forth in Section 1.10 of the Qualified Plan;

                                      LESS

          (b) The monthly amount of the Qualified Plan Retirement Benefit or Qualified Plan Surviving Spouse Benefit to which the Participant or the Surviving Spouse is then actually entitled under the Qualified Plan.

          For Purposes of determining the Qualified Plan Retirement Benefit or the Qualified Plan Surviving Spouse Benefit payable to a Participant or Surviving Spouse pursuant to (b) above, the limitations on benefits imposed by the Code, as in effect on the date of termination of the Participant's employment with the Company and all affiliates, shall apply.

                                   ARTICLE VII

                               General Provisions

          7.1 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or any affiliate for payment of any benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company or any affiliate by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to any rights under the Plan.

          7.2 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Surviving Spouse Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

          7.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any affiliate or any other entity or person that the assets of the Company or any affiliate will be sufficient to pay any benefit hereunder.

          7.4 No Enlargement of Employee Rights. No Participant or Surviving Spouse shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any affiliate.

          7.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

          7.6 Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois except to the extent preempted by applicable federal law.

          7.7 Small Benefits. If the actuarial value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit, or any remaining portion thereof, is less than $25,000, the Company may pay the actuarial value of such Benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further benefit payments hereunder.

          7.8 Incapacity of Recipient. If any person entitle to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

          7.9 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 6.2.

          7.10 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse of the Participant, then the Company shall have no further obligation to pay and benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

          7.11 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, nor any individual acting as an employee or agent of the Company, shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

          IN WITNESS WHEREOF, Portec, Inc., by its duly authorized officer, has executed this Plan on this 16th day of June, 1994.


                                   PORTEC. INC.



                                   By: /S/ N. A. Kindl
                                         N. A. Kindl